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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): FEBRUARY 18, 2000


                             USINTERNETWORKING, INC.
                          (Exact Name of Registrant as
                              Specified in Charter)

                                      25737
                              ---------------------
                              (Commission File No.)

                                   52-2078325
                               --------------------
                                  (IRS Employer
                               Identification No.)

                                    DELAWARE
                          ----------------------------
                          (State or Other Jurisdiction
                                of Incorporation)


                                  One USI Plaza
                         Annapolis, Maryland 21404-7478
                              (Address of Principal
                               Executive Offices)


                                 (410) 897-4400
                          ----------------------------
                             (Registrant's telephone
                          number, including area code)


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ITEM 5.  OTHER EVENTS


     On February 18, 2000 USINTERNETWORKING Inc. ("the Company"), issued the press release filed herewith as Exhibit 99.1 in connection with entering into a cooperative marketing agreement with AT&T pursuant to which USi and AT&T will jointly market and deliver ASP services to mid-market and high-growth companies. Under the agreement, USi has been named the first "Platinum Member" of AT&T's Ecosystem for ASPs. Additionally, USi has named AT&T its "Preferred Network Services Provider," whereby AT&T becomes the recommended network provider to our customers for Frame, ATM and IP connectivity requirements. The Agreement may be terminated by either party for cause or, after six months, if certain performance objectives are not met. In connection with entering into the agreement USi will issue AT&T warrants to acquire up to 100,000 shares of common stock at an exercise price of $48.00 per share. USi will also agree to nominate for election as a director at our annual meeting in 2000 a designee of AT&T. The Company is filing this Current Report on Form 8-K, together with Exhibit 99.1, with the Securities and Exchange Commission.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         USINTERNETWORKING, Inc.



By:     /s/ William T. Price
        ----------------------------------
Name:   William T. Price
        ----------------------------------
Title:  Vice President and General Counsel
        ----------------------------------


Date: February 18, 2000


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                                  EXHIBIT INDEX

*        99.1.    Press release dated February 18, 2000.

---------------------------

*        Filed herewith.